D·R·HORTON®
America's Builder

HOME PURCHASE AGREEMENT

In consideration of the reciprocal covenants stated herein, **D.R. Horton, Inc. – Birmingham, an Alabama corporation**, ("Seller") and **Arrived Fund Manager, LLC** (collectively, "Purchaser") agree as follows:

1. CONVEYANCE. Seller shall sell to Purchaser and Purchaser shall purchase from Seller all that certain parcel or tract of land with a street address of **3814 MAGNOLIA HILLS DR**, more particularly described as Lot **1052** 1052, Block , **Magnolia Hills** Subdivision (the "Lot") in **NORTHPORT** , **AL**, **TUSCALOOSA** county, together with all improvements thereon and all appurtenances thereto, but less and except all rights, titles and interests to all oil, gas, water, petroleum, natural gas, coal, lignite and other minerals and hydrocarbons, and all geothermal energy and resources, located in whole or in part on, in or under the Lot and / or that may be produced or extracted from the Lot. The interests to be conveyed pursuant to this Home Purchase Agreement (the "Agreement") are hereinafter collectively referred to as the "Property."

2. PURCHASE PRICE AND METHOD OF PAYMENT. Subject to adjustment as may be provided herein, the Purchase Price for the Property shall be: **Three Hundred Four Thousand Nine Hundred and 00/100 Dollars ($304,900.00)** to be paid in cash as provided herein. The following is a breakdown of the Purchase Price as of the Effective Date (defined in Section 19 below):

Base Price	**$319,900.00**
Plus Lot Premium	+ $ **0.00**
Plus Options Selected To Date	+ Total DEC Options: **$ 0.00** + Total POS Options: **$8,950.00**
Incentives	- **<$23,950.00>**
Total Purchase Price	**$304,900.00**

The terms of the subsection (a or b) checked below shall also apply. Purchaser acknowledges that the above-stated Incentives are subject to the terms and conditions (including, without limitation, closing deadlines) set forth in Seller's marketing materials pertaining to such Incentives.

⦿ **a. No Financing Contingency.**

Purchaser shall pay to Seller the Purchase Price in cash at Closing (see Section 16 below). Within ten (10) business days after the Effective Date, Purchaser shall provide documentation to Seller that will verify to Seller's reasonable satisfaction that Purchaser has the available funds necessary to purchase the Property according to the terms of this Agreement. If Purchaser does not provide such documentation to Seller within that time period, then Seller may at its option terminate this Agreement by providing written notice to Purchaser of termination, in which event Seller shall retain the Earnest Money (see Section 4(b) below) and neither party shall have any further obligation or liability to the other hereunder.

○ **b. Financing Contingency**

(1) Purchaser shall use its best efforts to obtain a loan in the principal amount of no more than **___%** percent of the Purchase Price, reduced to the next lowest hundred dollars, (the "Loan") to be secured by a first priority mortgage on the Property. The proceeds of the Loan, together with the balance of the Purchase Price, shall be paid to Seller by Purchaser in cash or other immediately available funds at Closing.

(2) Purchaser shall apply for the Loan within three (3) business days after the Effective Date. **Failure by Purchaser to apply for the Loan within that time-period or to pursue approval of the Loan diligently thereafter shall constitute a material breach of this Agreement by Purchaser**. Within seven (7) days after the Effective Date, Purchaser shall provide Seller with written evidence from Purchaser's lender confirming that Purchaser has been prequalified for the Loan (the "Prequalification Letter"). Within twenty-one (21) days of the Effective Date, Purchaser shall provide Seller with a letter from Purchaser's lender confirming that the Loan has been conditionally approved (the "Conditional Approval Letter"). Within thirty (30) days after the Effective Date, Purchaser shall provide Seller with a letter from Purchaser's lender confirming that the Loan has been fully and finally approved, with no conditions or contingencies (the "Final Approval Letter"). If Purchaser fails to provide the Prequalification Letter, Conditional Approval Letter or the Final Approval Letter to Seller by the respective deadlines stated above, then Seller, at Seller's option, may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money shall be refunded to Purchaser if Purchaser is not in breach of this Agreement, and thereafter neither party shall have any further liability or obligation to the other hereunder.

(3) Purchaser acknowledges that there are many different loan programs available from many different lenders. If the loan approval obtained by Purchaser contains any contingencies, Seller may require the satisfaction of those contingencies within the time period specified for obtaining the Final Approval Letter and terminate this Agreement if those contingencies are not waived or satisfied within that time; in which event, the Earnest Money shall be refunded to Purchaser, and neither party shall thereafter have any further liability or obligation to the other hereunder.

(4) Purchaser understands and acknowledges that certain loan/credit approvals are only valid for up to one hundred twenty (120) days. Purchaser shall update loan/credit approval documentation as needed in order to maintain current loan approval up until the date of closing. Purchaser agrees to execute all papers and perform all other actions necessary to obtain the Loan and to accept the Loan if approved by lender. Purchaser shall, in addition to the payment of principal and interest upon the Loan, pay at Closing such amounts as may be required by the lender to establish or maintain an escrow for insurance, property taxes or private mortgage insurance.

(5) **FOR FHA/VA LOANS ONLY:**

(i) **FHA Amendatory Clause.** If Purchaser applies for and obtains a commitment for an FHA-insured loan, then, notwithstanding any other provisions of this Agreement, Purchaser shall not be obligated to complete the purchase of the Property or to incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, unless Purchaser has been given, in accordance with HUD/FHA requirements, a written statement by the Federal Housing Commissioner or a Direct Endorsement lender setting forth the appraised value of the Property of not less than $304,900.00. Purchaser shall have the privilege and option of proceeding with consummation of the Agreement without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the Property. Purchaser should satisfy himself/herself that the price and condition of the Property are acceptable.

(ii) **Escape Clause for VA Loans:** It is expressly agreed that, if Purchaser applies for and obtains a commitment for a VA-guaranteed mortgage loan, then, notwithstanding any other provisions of the Agreement, Purchaser shall not incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, nor shall Purchaser be obligated to complete the purchase of the Property if the Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. Purchaser shall, however, have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the reasonable value established by the Department of Veterans Affairs (Authority: 38 U.S.C. 501, 3703(c)(1)).

(iii) **Additional Funding:** Purchaser agrees that, should Purchaser elect to complete the purchase of the Property at an amount in excess of the appraised value, Purchaser shall pay such excess amount in cash from a source Purchaser agrees to disclose to the FHA or VA (as applicable) and that Purchaser represents will not be from borrowed funds, except as approved by the FHA or VA (as applicable).

3. FINANCIAL INFORMATION. Purchaser acknowledges that Purchaser's financial situation may affect Purchaser's ability to obtain a loan and/or purchase this Property. Purchaser further acknowledges that it is important for the Seller to know Purchaser's financial situation and Purchaser's ability to obtain financing. Purchaser hereby grants permission for the Seller to contact any mortgage company or financial institution to which Purchaser may apply for a loan and to discuss Purchaser's financial situation and prospects of obtaining a loan. Purchaser hereby authorizes any mortgage company or financial institution from which Purchaser may seek a loan to discuss Purchaser's financial status with the Seller and to provide the Seller with any documentation or information regarding said financial status, including but not limited to Purchaser's credit score. **Purchaser hereby authorizes and directs the settlement agent conducting the Closing to disclose to Seller the type of mortgage loan obtained by Purchaser (e.g., FHA, VA, USDA, Conventional) to purchase the Property**.

4. DEPOSITS.

a. **Earnest Money**. The parties acknowledge that, as of the Effective Date, Purchaser has deposited with Seller earnest money in the amount of **$30,000.00** (the "Initial Deposit"). The Initial Deposit and any additional deposits of earnest money paid by Purchaser (the "Additional Deposits") are referred to hereinafter as the "Earnest Money", both individually and collectively. Purchaser acknowledges that except as provided in subsection c below, all Earnest Money shall be deposited into Seller's operating account, and Seller shall be entitled to immediate use of those funds. Deposits of Earnest Money shall be made by Purchaser in accordance with the following schedule:

Earnest Deposits

Due Date	Collection Date	Payment Type	Check Number	Deposit Amount	Collection Amount
10/23/2025				$30,000.00	$30,000.00
	10/23/2025	Cashier's Check	0000		$30,000.00
			Total	**$30,000.00**	**$30,000.00**

b. **Application and Disposition**. At Closing, the Earnest Money shall be credited to Purchaser against the Purchase Price; otherwise, the Earnest Money shall be retained by Seller or refunded to Purchaser as provided herein.

c. **Deposits of VA Borrowers**.

i. Purchaser Notice Regarding Mortgage Loan. Purchaser hereby represents that it [*SELECT ONE*] ○ DOES / ⦿ DOES NOT intend to apply for and obtain a mortgage loan guaranteed by the U.S. Department of Veterans Affairs (a "*VA Loan*") to purchase the Property. **IF PURCHASER DOES NOT CURRENTLY INTEND TO OBTAIN A VA LOAN, BUT LATER DECIDES TO OBTAIN A VA LOAN, PURCHASER SHALL PROMPTLY NOTIFY SELLER IN WRITING**.

ii. Trust Account; Disbursement. Notwithstanding any other provision of this Agreement, if Purchaser obtains a VA Loan, then the Earnest Money, Option Money (hereinafter defined), and all other sums deposited by Purchaser pursuant to this Agreement (collectively, the "*Deposits*") shall be deposited in a trust account that is safeguarded from the claims of creditors of Seller until the Deposits are (A) disbursed at Closing or (B) otherwise applied or disbursed in accordance with the terms of this Agreement.

5. SURVEY. Seller makes no warranty or representation whatsoever regarding any matter that would be shown or revealed by an accurate survey of the Property. Purchaser acknowledges this disclaimer by Seller of any warranty or representation regarding matters of survey, and hereby elects as follows (CHECK APPLICABLE OPTION):

○ **No Survey** – Purchaser elects not to obtain a current plat of survey of the Property, and Purchaser shall not be charged for a survey at Closing. Purchaser acknowledges that any title insurance policy issued in favor of Purchaser may contain an exception from coverage for all matters that would be revealed by a current survey of the Property.

⦿ **Survey** – Purchaser elects to obtain a current plat of survey of the Property. As an accommodation to Purchaser, at Closing Seller shall provide Purchaser with a plat of survey of the Property performed by an independent, licensed surveyor for the benefit of Purchaser, showing all structures and other improvements located on the Property as of the date of the survey. The survey shall be suitable for use by Purchaser to obtain title insurance for the Property without the standard exception for

matters that would be shown or revealed by a current survey of the Property. Purchaser shall be responsible for the cost of the survey (not to exceed Four Hundred Dollars ($400)) and shall pay such cost at Closing. Seller may advance the cost of the survey for Purchaser, in which event Purchaser shall reimburse Seller at Closing. Seller makes no warranty or representation whatsoever regarding the quality, accuracy or reliability of any survey of the Property obtained for the benefit Purchaser pursuant to this subsection, and Purchaser shall look solely to the surveyor for same.

6. WARRANTY OF TITLE. Seller shall convey insurable fee simple title in and to the Property to Purchaser at Closing by statutory warranty deed (the "Deed"), subject to: (a) zoning ordinances affecting the Property; (b) utility, drainage and other easements, deed restrictions or other conditions or restrictions of record upon which do not prevent use or enjoyment of the Lot or the House constructed thereon; (c) subdivision covenants, conditions and restrictions; (d) all matters shown on the final plat for the subdivision where the Property is located; (e) all prior conveyances and/or reservations of all rights, titles and interests to all oil, gas, water, petroleum, natural gas, coal, lignite and other minerals and hydrocarbons, and all geothermal energy and resources, located in whole or in part on, in or under the Lot and/or that may be produced or extracted from the Lot; and (f) any matters that would be shown or revealed by a current survey of the Lot. "Insurable title" shall mean title which a title insurance company licensed to do business in Alabama will insure at its regular rates, subject only to its standard exceptions and those exceptions listed in subsections (a) through (e) above.

7. TITLE EXAMINATION. Purchaser shall have until ten (10) days prior to the Closing Date (as defined in Section 16 below) to examine title to the Property and to furnish Seller with a written statement of any exceptions to insurable title. If Purchaser does not serve Seller with notice of exception to insurable title prior to that date, Purchaser shall have waived any objection to title to the Property as it existed as of the Effective Date. If Purchaser does serve such notice on Seller prior to that date, the notice shall specify and itemize the exceptions to insurable title. If Seller does not remove any exceptions to insurable title within a reasonable time, Purchaser shall have the right to terminate this Agreement and to receive a refund of the Earnest Money and Option Money (as defined in Exhibit A), if any, paid to Seller. Under no circumstances shall Seller be obligated or required to remove or cure any exception to title to the Property that is a permissible exception to insurable title as defined in Section 6 above.

8. DESTRUCTION. If the home built on the Lot is either totally destroyed or substantially damaged (as determined by Seller in its sole discretion) before Closing, either party may terminate this Agreement by written notice to the other within ten (10) days after the date of such destruction. From and after the Closing (see Section 16 below), all risk of loss to the Property shall be upon Purchaser.

9. INSPECTION.

a. Procedure. Prior to Closing, Seller shall have the right to deny access to the Lot to any person at any time, as Seller determines in its sole discretion. However, Purchaser or a professional home inspector contracted by Purchaser shall have the right to enter upon the Property at reasonable times during normal business hours for the purpose of inspecting, examining, testing and surveying the Property, solely at Purchaser's expense, provided that any such inspection must meet the following requirements and conditions (collectively, "Inspections"):

(1) Inspections by Purchaser:

(a) All Inspections by Purchaser must be scheduled through Seller's sales agent in the Subdivision. These Inspections must be scheduled at least ten (10) business days in advance, must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM) and must be in accordance with the Community Construction Superintendent's production schedule.

(b) Seller or its appointed representative shall have the right to accompany Purchaser during the Inspections.

(2) Inspections by an independent professional home inspector:

(a) All Inspections by a professional home inspector must be scheduled through the Community Construction Superintendent at least seven (7) days in advance and must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM). All requests for appointments to conduct an Inspection shall be subject to the Community Construction Superintendent's production schedule. NO INSPECTIONS WILL BE ALLOWED THAT HAVE NOT BEEN SCHEDULED WITH THE COMMUNITY CONSTRUCTION SUPERINTENDENT AT LEAST SEVEN (7) DAYS IN ADVANCE. SELLER WILL NOT DELAY CONSTRUCTION OR CLOSING TO ACCOMMODATE INSPECTIONS.

(b) Seller or its appointed representative shall have the right to accompany the home inspector during the Inspection.

(c) The home inspector must maintain all business licenses required by state and local law and must be: (i) either a licensed professional engineer, or (ii) a full-time home inspector and a member of the American Society of Home Inspectors, Inc. Furthermore, if the home inspector intends to use a drone at any time on or around the Property, the home inspector must be licensed by the Federal Aviation Administration to operate the drone. The home inspector must provide the Community Construction Superintendent with proof of all licenses and certifications required by this subsection (c) prior to, and as a requirement for, making an appointment for the Inspection.

(d) The home inspector must furnish Seller with proof that the home inspector has: (i) worker's compensation insurance in accordance with applicable law; (ii) errors and omissions insurance with coverage of no less than $300,000 per occurrence; (iii) general liability insurance with coverage of no less than $300,000.00 per occurrence; and (iv) if the home inspector intends to use a drone at any time on or around the Property, aviation liability insurance with coverage of no less than $1,000,000.00 per occurrence. The home inspector must provide the Community Construction Superintendent with proof of all insurance coverages required by this subsection (d) prior to, and as a requirement for, making an appointment for the Inspection.

Failure by Purchaser to follow the procedures set forth in this subsection shall constitute a material breach of this Agreement. Unauthorized entry onto the Lot by Purchaser, its agents or contractors shall constitute a material breach of this Agreement.

THE CLOSING SHALL NOT BE DELAYED DUE TO PURCHASER'S FAILURE TO SCHEDULE AND CONDUCT ALL INSPECTIONS SUFFICIENTLY IN ADVANCE OF CLOSING TO ALLOW SELLER TO ADDRESS ISSUES, IF ANY, IDENTIFIED BY THE INSPECTIONS.

b. Purchaser's Indemnity. Purchaser assumes all responsibility for the acts of Purchaser, Purchaser's agents, contractors or representatives in exercising Purchaser's rights under this Section, and shall indemnify and hold Seller harmless, to the extent permitted by applicable law, from any loss or expense Seller may suffer as a result of any claim or damage which arises directly or indirectly out of Purchaser's exercise of its rights under this Section. Notwithstanding any other provision herein, Purchaser's indemnity of Seller pursuant to this Section shall survive Closing and the termination of this Agreement for any reason.

c. **Inspection Results**. In the event any inspection by Purchaser or its agents or contractors reveals a purported defect in the Property, Purchaser shall provide Seller with written notice of the claim of defect and, if a professional home inspection was performed, a true and complete copy of any report produced by the home inspector. If Seller determines the claim of defect is valid, Seller shall correct or repair the defect. If Seller determines the claim of defect is not valid, Seller shall notify the Purchaser of that determination within thirty (30) days of receipt of the written notice of claim of defect. Notwithstanding any other provision herein, Seller shall not be required to correct or repair any defect in construction that does not constitute a violation of: (1) the building code of the governing jurisdiction in which the Property is located, or (2) the building guidelines and standards of the provider of the Limited Warranty pursuant to Section 14(a) below.

d. Orientation Walkthrough; Punch List: Prior to Closing, Seller and Purchaser will meet at the Property to conduct a walkthrough inspection and orientation, in accordance with Seller's standard practices (the "Initial Walkthrough"). At the conclusion of the Initial Walkthrough, Purchaser and Seller shall prepare and sign a written list of items on the Property that the parties agree should be corrected, repaired or replaced (hereinafter, the "Punch List"). Seller shall thereafter correct, repair or replace the items listed on the Punch List. Under no circumstances shall Seller be required to correct, repair or replace any items on or of the Property that are not listed on the Punch List signed by Seller. Within a reasonable amount of time after the Initial Walkthrough but prior to Closing, Seller and Purchaser shall meet at the Property to conduct a second walkthrough inspection (the "Final Walkthrough") in order to confirm which items on the Punch List have been corrected, repaired or replaced. At the conclusion of the Final Walkthrough, the parties will prepare and sign an updated Punch List reflecting the current status of each item thereon. Seller's obligation to correct, repair or replace any items that are listed on the Punch List shall survive Closing. UNDER NO CIRCUMSTANCES SHALL CLOSING BE DELAYED DUE TO SELLER'S FAILURE TO COMMENCE OR COMPLETE CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST. UNDER NO CIRCUMSTANCES SHALL FUNDS BE ESCROWED AT CLOSING TO COVER THE COST OF CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST.

10. REAL ESTATE BROKER AND COMMISSION. In negotiating this Agreement, Seller has been represented by DHI Realty of Alabama, LLC ("DHIRA"), a real estate brokerage firm licensed in Alabama. Seller hereby discloses, and Purchaser hereby acknowledges, that DHIRA is a wholly owned subsidiary of Seller acting as Seller's Single Agent (see Exhibit B attached hereto and incorporated herein) on this transaction. Purchaser further acknowledges that Seller's sales agents are employees of DHIRA and act on behalf of Seller only and have no professional or fiduciary duty whatsoever to Purchaser. In negotiating this Agreement, Seller has acted as its own Single Agent (see Exhibit B attached hereto and incorporated herein). Purchaser acknowledges that Seller's sales agents are employees of Seller and act on behalf of Seller only and do not represent Purchaser. Seller may agree to pay a co-broker fee or commission ("Broker Commission") upon home closing to a licensed real estate agent/broker ("Co-Broker"), who represents Purchaser in this transaction, but only if (i) Purchaser and Co-Broker have entered into a brokerage agreement (a "Buyer Agreement"), and (ii) Purchaser, Co-Broker, and Seller have entered into a Co-Broker Addendum/Commission Agreement in connection with this transaction ("Broker Addendum"). Purchaser shall indemnify and hold Seller harmless from and against any and all liabilities, losses, costs, damages and expenses (including attorneys' fees and expenses and costs of litigation) that Seller may suffer or incur because of any claim by any broker, agent or finder, whether or not meritorious, for any compensation with regard to this transaction arising out of any acts or contracts of Purchaser, other than the Co-Broker named in the Broker Addendum. Notwithstanding any other provision herein, the provisions of this Section shall survive Closing or termination of this Agreement for any reason. Purchaser acknowledges receipt of a copy of the Working with a Real Estate Broker form.

In addition to the standard Broker Commission paid in connection with the Property, Seller from time to time offers incentive programs ("Incentive Programs") to brokers, such as additional commissions for sales within a certain time period or for multiple sales within a certain time period. Incentive Programs, before or after the Effective Date, may be offered to Co-Broker. Any such additional commission will not be paid unless it has been agreed upon in the Buyer Agreement and the Broker Addendum. If you want more information regarding Broker Commissions or Incentive Programs applicable to your home purchase, please notify Seller in writing.

The Listing Company is DHI Realty of Alabama, LLC. The Listing Company is (*check up to two boxes*):

☑An agent of the Seller.

☐An agent of the Purchaser.

☐An agent of both Seller and Purchaser and is acting as a limited consensual dual agent.

☐Assisting ☐Seller / ☐Purchaser as a transaction broker.

The Selling Company is Flynn Realty. The Selling Company is (*check up to two boxes*):

☐An agent of the Seller.
☑An agent of the Purchaser.
☐An agent of both Seller and Purchaser and is acting as a limited consensual dual agent.

☐Assisting ☐Seller / ☐Purchaser as a transaction broker.

	JT	ENM
Initials	Buyer	Seller

11. NO RELIANCE. Purchaser acknowledges that it has not relied upon the advice or representations, if any, of Seller or Seller's

employees, sales agents, or other agents with regard to the legal and tax consequences of this Agreement or the terms and conditions of any proposed financing of the purchase of the Property. Purchaser acknowledges that if such matters are of concern to Purchaser, Purchaser must obtain independent, professional advice regarding them.

12. WOOD INFESTATION REPORT. At the time of Closing, Seller shall provide Purchaser with a letter or a soil treatment report from a pest-control company licensed in Alabama certifying that the Lot has been treated within one (1) year of the date of Closing for subterranean termite infestation (the "Termite Certification"). If required by Purchaser's lender, Purchaser may obtain at Purchaser's expense a Wood Infestation Report performed by a pest-inspection company licensed in Alabama.

13. HAZARDOUS SUBSTANCES. Purchaser acknowledges that Seller makes no representation or warranty with respect to the presence or absence of toxic waste, radon, hazardous materials or other undesirable substances on the Property. SELLER HEREBY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY FOR THE PRESENCE OF ANY SUCH SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY.

14. WARRANTIES AND DISCLAIMER.

a. **Ten-Year Limited Warranty**. At Closing, Seller shall provide Buyer with a written, ten-year limited warranty on the House administered by Residential Warranty Corporation ("RWC"). The terms and conditions of, and exclusions from, the ten-year limited warranty shall be as set forth in that document published by RWC entitled, "LIMITED WARRANTY, 10 YEAR LIMITED WARRANTY FOR NEW HOMES," and referred to herein as the "Limited Warranty." At Closing, Seller shall deliver to Buyer the actual Limited Warranty for the House, to be validated by RWC after Closing.

b. **Manufacturers' Warranties**. At Closing, Seller shall assign to Purchaser all warranties, expressed or implied, which are given by the manufacturer of any appliance or product installed in the House.

c. Disclaimer and Limitation on Seller's Liability. THE LIMITED WARRANTY GIVEN TO PURCHASER BY SELLER PURSUANT TO SUBSECTION 14a ABOVE IS TO THE EXCLUSION OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, AND SELLER HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF HABITABILITY, MERCHANTABIITY OR FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER REGARDING THE PAST, PRESENT OR FUTURE CONDITION OR USE OF ANY LANDS OR AREAS SURROUNDING THE PROPERTY OR IN THE VICINITY OF THE PROPERTY. AFTER CLOSING, SELLER SHALL HAVE NO LIABILITY OR OBLIGATION TO PURCHASER OF ANY NATURE WHATSOEVER EXCEPT AS PROVIDED IN THIS SECTION 14 OF THIS AGREEMENT, IN SECTION 9(d) ABOVE AND IN SELLER'S DEED TO PURCHASER. EXCEPT AS OTHERWISE PROVIDED IN THE LIMITED WARRANTY, SELLER SHALL NOT BE LIABLE FOR ANY REASON, UNDER ANY CIRCUMSTANCES, TO PURCHASER OR ANYONE CLAIMING THROUGH PURCHASER FOR MONETARY DAMAGES OF ANY KIND, INCLUDING SECONDARY, CONSEQUENTIAL, PUNITIVE, GENERAL, SPECIAL, OR INDIRECT DAMAGES.

	JT	ENM
Initials	Buyer	Seller

15. MANDATORY BINDING ARBITRATION. PURCHASER AND SELLER SHALL SUBMIT TO BINDING ARBITRATION ANY AND ALL DISPUTES WHICH MAY ARISE BETWEEN THEM REGARDING THIS AGREEMENT AND/OR THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY DISPUTES REGARDING: (A) SELLER'S CONSTRUCTION AND DELIVERY OF THE HOME; (B) SELLER'S PERFORMANCE UNDER ANY PUNCH LIST OR INSPECTION AGREEMENT; AND (C) THE LIMITED WARRANTY PURSUANT TO SECTION 14 ABOVE. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED. THE PROCEEDING SHALL BE CONDUCTED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND TO THE EXTENT POSSIBLE, UNDER RULES WHICH PROVIDE FOR AN EXPEDITED HEARING. THE FILING FEE FOR THE ARBITRATION SHALL BE PAID BY THE PARTY FILING THE ARBITRATION DEMAND, BUT THE ARBITRATOR SHALL HAVE THE RIGHT TO ASSESS OR ALLOCATE THE FILING FEES AND ANY OTHER COSTS OF THE ARBITRATION AS A PART OF THE ARBITRATOR'S FINAL ORDER. THE ARBITRATION SHALL BE BINDING AND FINAL, AND EITHER PARTY SHALL HAVE THE RIGHT TO SEEK JUDICIAL ENFORCEMENT OF THE ARBITRATION AWARD. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, ANY DISPUTES ARISING UNDER THE LIMITED WARRANTY SHALL BE MEDIATED, ARBITRATED AND/OR JUDICIALLY RESOLVED PURSUANT TO THE TERMS, CONDITIONS, PROCEDURES AND RULES OF THAT WARRANTY PROGRAM. NOTWITHSTANDING THE FOREGOING, SELLER SHALL HAVE THE RIGHT TO INTERPLEAD ALL OR ANY PART OF THE EARNEST MONEY INTO A COURT OF COMPETENT JURISDICTION AS PROVIDED FOR IN SECTION 4 HEREIN. NOTWITHSTANDING THE FOREGOING, THE ARBITRATION PROVISIONS OF THIS SUBSECTION (B) SHALL NOT APPLY IN THE EVENT THAT THE DISPUTE RELATES TO A DEFAULT BY THE SELLER UNDER SECTION 16(F) OF THIS AGREEMENT.

	JT	ENM
Initials	Buyer	Seller

16. CLOSING. The following shall constitute the "Closing": (a) receipt by the settlement agent of all funds necessary to close the transaction, (b) receipt by the settlement agent of the fully executed Deed for immediate recording in the applicable probate court, (c) execution of the settlement statement by Purchaser, Seller and the settlement agent, and (d) payment to Seller of the net proceeds of sale due to Seller. The date on which the settlement statement is executed by all parties is referred to herein as the "Closing Date." Closing shall not be complete until Seller has received full payment of the Purchase Price. Keys to and possession of the Property will not be delivered to Purchaser until the Closing is complete. Closing shall be scheduled and conducted as follows:

a. Closing Date. The parties agree that the Closing shall take place on or before **11/19/2025**. Seller shall notify Purchaser of

the final date and time of Closing at least three (3) business days in advance. Subject only to the provisions of Section 27 below, Closing shall occur no later than that date which is two (2) years after the date that Purchaser signs this Agreement.

b. Exchange at Closing. At Closing, Seller shall deliver to Purchaser the Deed for the Property, a certificate of occupancy for the house located on the Property issued by the applicable governmental authority, and, if applicable, a certificate of final approval by the FHA or VA. At Closing, Purchaser shall pay to Seller the Purchase Price in full.

c. Place of Closing. Closing shall take place at the office of a closing agent to be selected by Seller in **Shelby County**, Alabama, or at such other place as the parties may agree in advance.

d. Closing Costs. Seller shall pay the cost of the Termite Certification, the costs for preparation of the Deed, and the cost of any title search. Except as may be prohibited by FHA or VA regulations, Purchaser shall pay for all other costs related to the Closing, including but not limited to all recording fees, deed and transfer taxes imposed by the State of Alabama upon the recording of the Deed, the cost for preparation and issuance of an owner's policy of title insurance, the cost of any endorsements to the owner's policy of title insurance, the cost of any estoppel certificate fee charged by the Association (as defined in Section 20), any capital contribution, initial assessment or transfer fee charged by the Association, any costs and expenses associated with Purchaser's financing of Purchaser's acquisition of the Property, and any closing fee charged by the closing agent.

e. Prorations. All real property taxes for the current year, homeowner association dues and assessments for the current assessment period (but not homeowner association capital assessments due at or after the Closing) and hazard insurances premiums (if applicable), shall be prorated as of the Closing Date, using the most accurate information available on the Closing Date.

f. Completion of House. If the House is not Complete at the time that the Purchaser signs this Agreement, Seller shall Complete the House within 2 years after the date that the Purchaser signs this Agreement, subject to extensions for circumstances reasonably beyond Seller's control as determined by Alabama law. For purposes of this subsection (f), "Complete" means that the House is ready for occupancy by Purchaser, has all necessary and customary utilities extended to it, and a certificate of occupancy has been issued. Notwithstanding any provision in this Agreement to the contrary, including but not limited to Section 18(b), nothing herein shall limit Purchaser's remedies if Seller defaults under this subsection (f).

17. UTILITIES AND PERSONAL PROPERTY. Purchaser shall transfer all utilities into Purchaser's name within two (2) business days after Closing. Purchaser shall not move any personal property onto the Property prior to Closing.

18. DEFAULT; REMEDIES. The remedies specified below shall be the sole and exclusive remedies available to the parties in the event of breach of this Agreement prior to Closing or termination of this Contract, and shall be to the exclusion of all other remedies at law or in equity.

a. Purchaser's Default. If Purchaser defaults on any of its obligations hereunder prior to Closing or termination of this Contract, Seller's sole and exclusive remedy shall be to terminate this Agreement by written notice to Purchaser; whereupon, Seller shall retain all Earnest Money and Option Money (if any) paid by Purchaser to Seller as liquidated damages. Thereafter, neither party shall have any further liability or obligation to the other hereunder.

b. Seller's Default. If Seller defaults on any of its obligations hereunder prior to Closing or termination of this Contract, Purchaser's sole and exclusive remedy shall be either: (a) to terminate this Agreement by written notice to Seller, whereupon Purchaser shall be entitled to recover all Earnest Money and Option Money (if any) paid to Seller, or (b) to seek specific performance of this Agreement by serving written notice of default on Seller and by instituting mandatory binding arbitration of Purchaser's claim of default and demand for specific performance in accordance with Section 15 above. Notwithstanding the foregoing, nothing in this subsection (b) shall limit the Purchaser's remedies in the event that Seller defaults under Section 16(f) of this Agreement.

c. **Post-Closing and Post-Termination Remedies.** Notwithstanding subsections a and b above, from and after the Closing or any termination of this Contract, each party shall have the right to pursue its actual (but not consequential or punitive) damages against the other party for breach of any covenant or agreement contained herein that expressly survives the Closing or termination of this Contract.

19. TIME/DATE. The Effective Date of this Agreement shall be the date of signing of this Agreement by Seller. **Time is of the essence** as to the occurrence of all events, the satisfaction of all conditions and the performance of all obligations hereunder.

20. RESTRICTIVE COVENANTS; HOMEOWNERS ASSOCIATION. Purchaser acknowledges receipt of a copy of that certain declaration of covenants, conditions and restrictions for **Magnolia Hills** Subdivision, together with all amendments thereto (collectively, the "Declaration"). Purchaser acknowledges that the Property is subject to the Declaration and that, upon purchase of the Property, Purchaser shall personally be subject to all the provisions of the Declaration, including but not limited to provisions requiring membership in and payment of assessments to any homeowners association for the Subdivision (the "Association"). Purchaser further acknowledges that the current regular assessment due to the Association is estimated to be **$375.00** annually. Purchaser acknowledges that, in addition to the regular assessment, Purchaser shall be required to pay an initial fee or assessment to the Association at Closing in the amount of . PURCHASER FURTHER ACKNOWLEDGES THAT THE DECLARATION MAY BE AMENDED FROM TIME TO TIME AS PROVIDED THEREIN, AND THAT THE AMOUNTS TO BE PAID BY PURCHASER TO THE ASSOCIATION MAY CHANGE AT ANY TIME.

21. SUCCESSORS AND ASSIGNS; INTERPRETATION. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their heirs, successors, administrators, executors and assigns. Purchaser shall not have the right to assign Purchaser's interest in this Agreement. As required by context herein, the singular shall include the plural, and the neuter shall include the masculine and the feminine.

22. ENTIRE AGREEMENT; AMENDMENT. This document contains the sole and entire agreement between the parties hereto with regard to the Property. All prior discussions have been merged into this Agreement. No representation, statement, promise or inducement shall be binding upon either party hereto unless specifically stated in this Agreement. This Agreement may not be modified except by a writing signed by both parties.

23. SEVERABILITY. If any provision of this Agreement shall be declared invalid or unenforceable by laws applicable thereto, or unenforceable as to certain parties, then the performance of such provision shall be excused by the parties hereto and the remaining provisions of this Agreement shall remain in full force and effect.

24. NO-WAIVER. Any failure or delay of Purchaser or Seller to enforce any term of this Agreement shall not constitute a waiver of such term, it being explicitly agreed that such a waiver must be specifically stated in a writing delivered to the other party in compliance with Section 28 below. Any such waiver by Purchaser or Seller shall not be deemed to be a waiver of any other breach or of a subsequent breach of the same or any other term.

25. ADDENDA AND EXHIBITS.

a. Addenda. The following Addenda are attached hereto and incorporated herein:

- ☑ (1) Addendum 1, Builder's Referral Incentives and Contributions Addendum
- ☑ (2) Addendum 2, SELECT ONE:
  - ☐ New Construction
  - ☐ Construction in Progress
  - ☑ Construction Completed
- ☐ Addendum 3, Closing of Current Residence Contingency
- ☑ Addendum 4, Co-Broker Addendum
- ☑ Addendum 6, Special Stipulations
- ☑ Addendum 7, Real Estate Certification
- ☐ Addendum 8, Model House
- ☐ Addendum 9, Back-Up Contract
- ☐ Subdivision-specific addenda
- ☑ Liability Insurance Addendum
- ☑ Smart Home Addendum

b. Exhibits. The following Exhibits are attached hereto and incorporated herein:

(1) Exhibit A, Home Features and Options
(2) Exhibit B, Real Estate Brokerage Services Disclosure
(3) Exhibit C, ________________________________

26. NOTICE. Except when specifically provided otherwise herein, any notices required to be given hereunder must be in writing. Notice shall be deemed delivered upon receipt or refusal if deposited in the United States Mail, Certified Mail, Return Receipt Requested, postage prepaid, properly addressed to the party to be served. Notice shall also be deemed given if delivered to the address for service of notice shown below by Federal Express, UPS or other nationally recognized overnight carrier service, with no signature or receipt required. Notice to Purchaser also shall be deemed given if delivered to the email address for service of notice shown under Purchaser's signature. Each party warrants that its correct mailing address for service of notice is shown below. Purchaser warrants that its correct telephone number and email address are shown below. A party may change its address for service of notice by giving the other party written notice of the change of address.

27. EXCUSED DELAYS. Notwithstanding any other provision herein, if Seller is delayed in performing any of its obligations hereunder or meeting any specified completion dates by labor disputes, fire, delays in deliveries, adverse weather conditions, unanticipated damage to or destruction of the Property, governmental controls or moratoria, acts of God or any other causes beyond Seller's reasonable control, then the time-period specified herein for performance of such obligation and/or meeting such completion date shall be extended a sufficient number of working days to enable and allow Seller to perform and/or complete the obligation. Notwithstanding the foregoing, nothing in this Section 27 shall be construed as limiting the Seller's obligations under Section 16(f) of this Agreement.

28. OFFER. This instrument shall be regarded as an offer by the first party to sign until fully executed by both parties, at which time it shall become binding on both parties.

29. ELECTRONIC SIGNATURES AND TRANSMISSIONS. This Agreement may be executed by electronic means via DocuSign. Such signatures shall be deemed to constitute originals for all purposes hereunder. In addition, if either party transmits executed documents in electronic format via facsimile or email, then the other party may rely upon such documents as if they were executed originals.

30. LICENSE. In accordance with Code of Ala. Section 34-14A-7(f), as may be amended from time to time, Seller's license number provided by the Alabama Home Builders Licensure Board is 6629.

WHEN SIGNED BY BOTH PARTIES, THIS DOCUMENT WILL BECOME A BINDING CONTRACT IMPOSING LEGALLY ENFORCEABLE OBLIGATIONS UPON YOU. SELLER'S SALES REPRESENTATIVE DOES NOT HAVE AUTHORITY TO EXECUTE THIS CONTRACT ON BEHALF OF SELLER OR OTHERWISE BIND SELLER. IF YOU DO NOT FULLY UNDERSTAND THIS DOCUMENT OR IF YOU DO NOT FEEL IT MEETS YOUR NEEDS, YOU SHOULD CONSULT A REAL ESTATE ATTORNEY BEFORE SIGNING IT.

IN WITNESS WHEREOF, the parties hereto have executed this Home Purchase Agreement on the dates indicated below.

PURCHASER: **SELLER:**

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)
Oct 23, 2025

Buyer: Arrived Fund Manager, LLC Date

Purchaser's Current Mailing Address:
1 West Mountain Street
Fayetteville, Arkansas 72701
US
Purchaser's Home Phone:
Mobile Phone: 6153640948
Work Phone:
Purchaser's Email: acquisitions@arrived.com

Co-Buyer's Current Mailing Address:
,
Co-Buyer's Home Phone:
Mobile Phone:
Work Phone:
Co-Buyer's Email:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

Emily N. McCann
Emily N. McCann (Oct 28, 2025 15:04:10 CDT)
Emily N. McCann — Oct 28, 2025
Asst. Secretary — Date

Seller's Address:
D.R. Horton, Inc. – Birmingham, an Alabama corporation
2188 Parkway Lake Drive
Hoover, AL 35244
MAIN: [redacted]

Seller's Phone: [redacted]

For Internal Purposes Only:
Sales Agent:

Shan D Hill
Shan D Hill (Oct 23, 2025 17:34:54 CDT)
Oct 23, 2025
Sales Rep: Shan Dunn Hill — Date

EXHIBIT A
HOME FEATURES AND OPTIONS

Seller will include in the House the following features, options and upgrades selected by Purchaser (the "Initial Options") at the prices indicated below. Payment for the Initial Options in the amount stated below must be made to Seller simultaneously with the execution of this Agreement; such payment for the Initial Options, and any and all future payments made by Purchaser for options or upgrades in advance of Closing, are collectively referred to in this Agreement as "Option Money." Option Money paid to Seller shall not be held in escrow, and shall be nonrefundable to Purchaser, except in the event of material breach of this Agreement by Seller or as otherwise provided in this Agreement. Upon Closing, all Option Money previously paid to Seller shall be credited to Purchaser against the Purchase Price.

In the event Seller omits the installation of any Initial Option in the House, Seller's responsibility shall be limited to a refund of the applicable price or allowance stated below. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller.

The Initial Options are as follows:

Selected Options

POS –

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
A0100065	0	10/23/2025	Shan Dunn Hill		1.0000	$1,850.00	$1,850.00	
Color:				**Location:**				
WP Stainless Side by Side Fridge								
A0100077	0	10/23/2025	Shan Dunn Hill		1.0000	$ 950.00	$ 950.00	
Color:				**Location:**				
WP Washer top load white								
A0100078	0	10/23/2025	Shan Dunn Hill		1.0000	$ 950.00	$ 950.00	
Color:				**Location:**				
WP Dryer front load white								
BLINDSFX	0	10/23/2025	Shan Dunn Hill		1.0000	$2,200.00	$2,200.00	
Color:				**Location:**				
2" Faux Wood Blinds accessible,finished space operational windows only								
CALIRPTD	0	10/23/2025	Shan Dunn Hill		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
Cali Floors-Riptide Oak								
EXT-J	0	10/23/2025	Shan Dunn Hill		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
Exterior Package J								
GUTTERS	0	10/23/2025	Shan Dunn Hill		1.0000	$3,000.00	$3,000.00	
Color:				**Location:**				
Gutters - Whole House								
PAINT-J	0	10/23/2025	Shan Dunn Hill		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
Exterior Paint Colors								
Siding: Alabaster SW 7008 Front Door: Shade Grown SW 6188 Shutters: Cedar SW 3034 Trim/Garage Door: Alabastar SW 7008 Roofing Color:Weathered wood								
						Sub-Total	**$8,950.00**	

STD –

Option #	Rev. #	Rev. Date	User		Qty.	Unit Price	Ext. Price	
50000050	0	10/23/2025	Shan Dunn Hill		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
Cultured Marble Vanities All Bathrooms								
50000101	0	10/23/2025	Shan Dunn Hill		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
Solid Surface Countertops								
A0100010	0	10/23/2025	Shan Dunn Hill		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
WP 3 piece Stainless elec appl								
BUPO	0	10/23/2025	Shan Dunn Hill		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
bupo								
CABS	0	10/23/2025	Shan Dunn Hill		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				
Ivory-Shaker Door Style								
CALIFLOR	0	10/23/2025	Shan Dunn Hill		1.0000	$ 0.00	$ 0.00	P
Color:				**Location:**				

Cali Flooring								
CARPET **Color:** Carpet	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5005 **Color:** Electic Water Heater	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5009 **Color:** Elec Heat Pump	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5013 **Color:** Phone Outlet	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5015 **Color:** Romex Wiring 12/2, IRQ requireEntire Home	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5016 **Color:** Special Temp.Pole-requirement Entire Home	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5023 **Color:** 2009-NEC Code Requirement	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5049 **Color:** Energy Code Outlets Boxes	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5051 **Color:** 2014 energy code requirements	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
ELEC5063 **Color:** Air King Switch Timers Bath Fans	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
INTPKGA **Color:** Interior Package A Cabs-white Paint-Alabaster SW 7008-walls & clg Paint-Creamy SW 7012-Trim Carpet-Conclon Court, 727 Cross Country	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
ORNWHITE **Color:** Ornamental White Granite 3CM	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
SHINGDIM **Color:** Dimensional Roofing Shingles	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
SMARTDRH **Color:** Smart Home Technology	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
STDOPS **Color:** Standard Options	0	10/23/2025	Shan Dunn Hill	 **Location:**	1.0000	$ 0.00	$ 0.00	P
						Sub-Total	**$ 0.00**	
						Total:	**$8,950.00**	

(No color selections found.)

Purchaser acknowledges that, upon execution of this Agreement, Purchaser shall be required to pay Option Money in the amount of **$ 0.00** for the Initial Options.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)

Oct 23, 2025

Buyer: Arrived Fund Manager, LLC — Date

SELLER:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

Emily N. McCann
Emily N. McCann (Oct 28, 2025 15:04:10 CDT)
Emily N. McCann
Asst. Secretary

Oct 28, 2025
Date

Shan D Hill
Shan D Hill (Oct 23, 2025 17:34:54 CDT)

Oct 23, 2025

Sales Rep: Shan Dunn Hill — Date

For Internal Purposes Only:

D·R·HORTON®
America's Builder

EXHIBIT B
REAL ESTATE BROKERAGE SERVICES DISCLOSURE

Alabama law requires you, the consumer, to be informed about the types of services which real estate licensees may perform. The purpose of this disclosure is to give you a summary of these services.

A **SINGLE AGENT** is a licensee who represents only one party in a sale. That is, a single agent represents his or her client. The client may be either the seller or the buyer. A single agent must be completely loyal and faithful to the client.

A **SUBAGENT** is another agent/licensee who also represents only one party in a sale. A subagent helps the agent represent the same client. The client may be either the seller or the buyer. A subagent must also be completely loyal and faithful to the client.

A **LIMITED CONSENSUAL DUAL AGENT** is a licensee for both the buyer and the seller. This may only be done with the written, informed consent of all parties. This type of agent must also be loyal and faithful to the client, except where the duties owed to the clients conflict with one another.

A **TRANSACTION BROKER** assists one or more parties, who are customers, in a sale. A transaction broker is not an agent and does not perform the same services as an agent.

Alabama law imposes the following obligations on all real estate licensees to all parties, no matter their relationship:

1. To provide services honestly and in good faith;

2. To exercise reasonable care and skill;

3. To keep confidential any information gained in confidence, unless disclosure is required by law or duty to a client, the information becomes public knowledge, or disclosure is authorized in writing;

4. Present all written offers promptly to the seller;

5. Answer your questions completely and accurately. Further, even if you are working with a licensee who is not your agent, there are many things the licensee may do to assist you. Some examples are:

A. Provide information about properties;

B. Show properties;

C. Assist in making a written offer;

D. Provide information on financing.

You should choose which type of service you want from a licensee, and sign a brokerage service agreement. If you do not sign an agreement, by law the licensee working with you is a transaction broker. The licensee's broker is required by law to have on file an office policy describing the company's brokerage services. You should feel free to ask any questions you have. The Alabama Real Estate Commission requires the real estate licensee to sign, date, and provide you a copy of this form. Your signature is not required by law or rule, but would be appreciated.

Purchaser:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)
Buyer: Arrived Fund Manager, LLC — Oct 23, 2025 — Date

Seller:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

Emily N. McCann
Emily N. McCann (Oct 28, 2025 15:04:10 CDT)
Emily N. McCann — Oct 28, 2025 — Date
Asst. Secretary

For Internal Purposes Only
Seller's Sales Agent:

Shan D Hill
Shan D Hill (Oct 23, 2025 17:34:54 CDT)
Sales Rep: Shan Dunn Hill — Oct 23, 2025 — Date

Statutory Authority: Code of Ala. 1975, §§ 34-27-8, 34-27-82, 34-27-87.
History: New Rule: Filed January 25, 1996; effective February 29, 1996. Amended: Filed August 3, 1998; effective September 7, 1998. Amended: Filed February 27, 2002; effective April 3, 2002. Amended: Filed November 26, 2002; effective December 31, 2002.

EXHIBIT C
STAGES OF CONSTRUCTION

This Exhibit is attached and made part of the Home Purchase Agreement ("Agreement") by and between **D.R. Horton, Inc. – Birmingham, an Alabama corporation**, as Seller, and **Arrived Fund Manager, LLC**, as Purchaser, for the purchase and sale of Lot **52**, Block , of **Magnolia Hills** Subdivision (the "Property").

☐ **PRE-SALE CONTRACTS ONLY:** THE FOLLOWING OPTIONS ARE ONLY AVAILABLE IF INCLUDED ON EXHIBIT A AT THE TIME THE AGREEMENT IS EXECUTED:

Plan Elevation	Optional Sunroom (per-plan)	Optional Bedrooms
Vaulted Ceiling	Optional Sitting room (per-plan)	Optional Bathrooms
Covered Porches	Side-entry garage	Media rooms
Finished Bonus Room	3 car garages	Plumbing Options

Purchasers Initials:

JT
JT
Initials Buyer

☑ **HOME ALREADY STARTED BY SELLER.** NONE OF THE OPTIONS LISTED IN THE CHART ABOVE CAN BE SELECTED OR REMOVED.

The parties hereby agree that the box checked below indicates the current stage of construction of the House. **ALL OPTIONS ABOVE THE MARKED STAGE OF CONSTRUCTION ARE NOT AVAILABLE TO BE SELECTED BY PURCHASER.** Purchaser acknowledges that, as construction of the House progresses, further options will be foreclosed as noted below.

☐ **1 - 2 Weeks Prior to Trench (Construction Approval to Start)**
- Open Rail – Iron or Wood Spindles
- Oak tread staircases
- Brick Colors
- All Exterior Colors- Siding/Paint
- Upgraded Light Fixtures
- Garage service door
- Optional Study
- Additional Gas Lines
- Gas Appliances
- Cabinets
- Cabinet Knobs
- Countertops
- Interior Paint Colors

☐ **02 - Slab 1st Floor (Frame Start)**
- All Flooring - Vinyl, Tile, Carpet and Hardwoods
- Fireplace Surrounds - Granite, Tile
- All Electrical Items: Cable, Phone, Recessed Can Lights
- Irrigation

☐ **03 – Frame Roof/Attic**
- Appliances Kitchen Electrical
- Plumbing Fixtures

☐ **04 – Plumbing Rough**
☐ **05 - Insulation**
☐ **06 – Cabinet Install**
☐ **07 – Plumbing Trim**
☐ **08 – Carpet Install**
☐ **09 – Final Inspection**
☐ **10 – Certificate of Inspection**
☐ **11 – Quality Control**
- Washer
- Dryer Electric
- Refrigerator
- Faux Blinds
- Extended Patios
- Garage Door Opener
- Screen Porches

☑ **12 – Buyer Walkthrough**

Purchaser:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)
Buyer: Arrived Fund Manager, LLC

Oct 23, 2025
Date

SELLER:
D.R. Horton, Inc. – Birmingham, an Alabama corporation

Emily N. McCann
Emily N. McCann (Oct 28, 2025 15:04:10 CDT)
Emily N. McCann
Asst. Secretary

Oct 28, 2025
Date

For Internal Purposes Only:

Shan D Hill
Shan D Hill (Oct 23, 2025 17:34:54 CDT)

Oct 23, 2025

Sales Rep: Shan Dunn Hill Date

D·R·HORTON® America's Builder

ADDENDUM 1
BUILDER'S REFERRAL INCENTIVES AND CONTRIBUTIONS ADDENDUM

This **ADDENDUM** is attached to and made a part of that Home Purchase Agreement between **D.R. Horton, Inc. – Birmingham, an Alabama corporation**, as Seller, and **Arrived Fund Manager, LLC** as Purchaser (the "Purchase Agreement"), regarding that parcel of real estate located in **TUSCALOOSA** County, **AL**, briefly described as Lot **52**, **Magnolia Hills**, and referred to in the Purchase Agreement as the "Lot." All terms defined in the main text of the Purchase Agreement shall have the same meanings when used in this Addendum. This Addendum, together with the Purchase Agreement, constitutes the sole and entire agreement between Seller and Purchaser with regard to any incentives, allowances, adjustments, credits, discounts, rebates or other contributions of any kind or amount (collectively, the "Referral Incentives and Contributions") made, or to be made, by Seller to Purchaser in connection with Seller's referral of Purchaser to SELLER'S PREFERRED MORTGAGE LENDER(S) DESCRIBED BELOW ("PREFERRED LENDER"), and there are no agreements regarding such Referral Incentives and Contributions, whether written or unwritten, expressed or implied, between the parties except as set forth in this Addendum. In the event of any conflict between the terms and provisions of this Addendum and the terms and provisions of the main text of the Purchase Agreement, the terms and provisions of this Addendum shall control.

Purchaser acknowledges receipt of that document entitled "Notice of Seller's Business Affiliations" (the "Affiliation Notice"), and Purchaser confirms its understanding that Seller has an affiliation with DHI Mortgage Company, Ltd. ("DHI Mortgage") and that Purchaser is not required to use DHI Mortgage or any Preferred Lender (described below) as a condition of Purchaser's purchase of the Property or Purchaser's access to settlement services in connection with the purchase of the Property. The parties state, acknowledge and agree as follows:

1. Seller shall provide for the benefit of Purchaser the Referral Incentives and Contributions listed in Section 2 below, **provided that** Purchaser chooses to use PREFERRED LENDER to finance the purchase of the Property and **provided that each and all of the following occur**:

   a. Purchaser applies to PREFERRED LENDER for a mortgage loan to finance the purchase of the Property within the timeframe provided under Section 2(b) of this Purchase Agreement;

   b. Purchaser's loan application is approved by PREFERRED LENDER, and PREFERRED LENDER actually funds the loan and finances the purchase of the Property;

   c. Purchaser closes on the purchase of the Property on or before the final date and time for Closing set by Seller pursuant to subsection 16(a) of the Purchase Agreement.

2. Provided that all the above conditions are satisfied and met in a timely manner, Purchaser shall be entitled to a contribution from Seller towards Purchaser's closing costs in an amount up to **$5,000.00.** This contribution, **up to** the applicable limit, shall be applied against closing fees / costs actually charged to Purchaser, in the following order (as applicable): Temporary Buydowns (if applicable), Origination Charge, Origination Fee, Processing Fee, Upfront Unfinanced Mortgage Insurance (Conventional Financing Only), and Discount Points (if applicable).

If any of the maximum amount of contribution remains unapplied after payment of all of the above listed closing costs, then the remainder shall be applied against other usual and customary closing costs: (a) actually incurred by Purchaser in closing on the purchase and sale of the Property, and (b) shown as charges to Purchaser on the Closing Disclosure. Notwithstanding the foregoing: (i) any contribution by Seller to Purchaser's closing costs shall be subject to Purchaser's loan program and any lender guidelines or restrictions, (ii) no portion of the maximum amount of contribution may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to Purchaser, and (iii) any unapplied portion of the maximum amount of contribution shall be forfeited by Purchaser.

3. The Preferred Lender relating to this Builder's Referral Incentive and Contributions Addendum is DHI Mortgage. More information regarding DHI Mortgage is available at: www.dhimortgage.com.

Purchaser's decision to use any lender other than PREFERRED LENDER will not affect any concessions, incentives or discounts offered by Seller for the purchase of the Property other than the closing cost contributions described in Section 2 above.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

Purchaser:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)
Oct 23, 2025
Buyer: Arrived Fund Manager, LLC — Date

Seller:

D.R. Horton, Inc. – Birmingham, an Alabama corporation
Emily N. McCann
Emily N. McCann (Oct 28, 2025 15:04:10 CDT)
Oct 28, 2025
Emily N. McCann — Date
Asst. Secretary

D·R·HORTON®
America's Builder

ADDENDUM 2
COMPLETED CONSTRUCTION

This Addendum is attached to and made a part of that Home Purchase Agreement (the "Agreement") between **Arrived Fund Manager, LLC**, as Purchaser, and **D.R. Horton, Inc. – Birmingham, an Alabama corporation**, as Seller, regarding that parcel of land located in **TUSCALOOSA** County, **AL**, briefly described as Lot **52**, Block/Phase , **Magnolia Hills** Subdivision and referred to in the Agreement as the "Lot." All terms defined elsewhere in this Agreement, including exhibits and addenda attached to the Agreement, shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows:

1. CONSTRUCTION OF HOUSE. Seller has completed construction of a ⦿ single-family detached / ○ townhouse residence (the "House") on the Lot, and a Certificate of Occupancy has been issued for the House. Purchaser has thoroughly examined the completed House prior to signing this Agreement. Subject only to the provisions of subsections 9.c and 14 of this Agreement, Closing shall constitute Purchaser's acceptance of the House AS BUILT.

2. CHANGES. The House as constructed includes those features and options listed on Exhibit A to the Agreement. After the execution of this Agreement, subject to the limitations set forth in Exhibit C, Seller may permit Purchaser to make changes to the House. If Purchaser requests a change in the House and Seller agrees to the change, Purchaser shall pay to Seller a Change Fee in the amount of One Hundred Fifty Dollars ($150.00) for each such change at the time the request is approved by Seller. Any Change Fee paid shall be nonrefundable and shall not be credited against the Purchase Price. Any changes shall not be effective unless evidenced by a written amendment to this Agreement. At the time of execution of that amendment, Purchaser shall pay to the Seller additional Option Money in the amount of the total increase in the Purchase Price resulting from the change. Any Option Money paid to Seller at any time shall not be held in escrow and shall be nonrefundable to Purchaser except in the event of breach of this Agreement by Seller. Upon Closing, all Option Money previously paid to Seller shall be credited to Purchaser against the Purchase Price. Purchaser recognizes that any changes to the House may affect the timing of Closing.

3. PURCHASER'S INQUIRIES. Purchaser shall direct all inquiries and questions to Seller's on-site associate. Seller's on-site associate will provide Purchaser with timely responses; however, the associate does not and shall not have authority to change the terms of this Agreement in any manner. This Agreement may be changed or modified only by a written amendment duly executed by both Purchaser and Seller. **Purchaser acknowledges that Seller's sales associates, superintendents, closing staff, warranty staff and other employees do not have authority to modify this Agreement**. Only an authorized corporate officer of Seller may modify this Agreement on Seller's behalf.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)
Buyer: Arrived Fund Manager, LLC — Oct 23, 2025 — Date

SELLER:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

Emily N. McCann
Emily N. McCann (Oct 28, 2025 15:04:10 CDT)
Emily N. McCann — Oct 28, 2025 — Date
Asst. Secretary

For Internal Purposes Only:
SELLER'S SALES REP:

Shan D Hill
Shan D Hill (Oct 23, 2025 17:34:54 CDT)
Sales Rep: Shan Dunn Hill — Oct 23, 2025 — Date

D·R·HORTON
America's Builder

ADDENDUM 4
CO-BROKER ADDENDUM

Seller:	**D.R. Horton, Inc. – Birmingham, an Alabama corporation**
Purchaser(s):	**Arrived Fund Manager, LLC**
Property:	**3814 MAGNOLIA HILLS DR, NORTHPORT, AL 35473** Lot **52**, Block/Phase , **Magnolia Hills** Subdivision
Real Estate Agency:	**Flynn Realty**
Sales Agent: Real Estate Broker:	**Susanne Flynn**
Agency Address:	**1057 Avery Trace Circle, Hendersonville, Tennessee 37075**

This Co-Broker Addendum ("Addendum") is being provided pursuant to the Home Purchase Agreement ("Agreement") by and between Seller and Purchaser, for the purchase and sale of the above-referenced Property. Capitalized terms not otherwise defined herein shall have the same means as ascribed to them in the Agreement. If any term or condition of this Addendum conflicts with any term or condition of the Agreement, the terms and conditions of this Addendum shall prevail.

1. **Purchaser-Broker Agreement**. Purchaser hereby identifies and designates the above named Sales Agent, Real Estate Broker and Real Estate Agency, collectively, as "Co-Broker," as provided in Section 10 of the Agreement. Co-Broker and Purchaser hereby represent and warrant to Seller as follows: (a) Co-Broker and Purchaser have previously entered into a written compensation agreement (the "Purchaser-Broker Agreement"); and (b) to the knowledge of Co-Broker, the Buyer-Broker Agreement complies with all applicable real estate brokerage laws, rules, and guidelines..

2. **Purchaser Acknowledgment**. Purchaser hereby acknowledges that **BROKER COMMISSIONS ARE NOT SET BY LAW AND ARE FULLY NEGOTIABLE.**

3. **Commission**. Subject to the terms and provisions of the Agreement and this Addendum, and provided that Closing actually occurs, Co-Broker will receive a real estate sales commission at Closing in the amount of **3.00%** of the Purchase Price (the "Commission"). For the purposes of this Addendum, the term "Commission" is intended to include all commissions, incentives and bonuses, if any, to be received by Co-Broker in connection with the purchase and sale of the Property pursuant to the Agreement. No commission of any kind shall be earned or due unless and until Closing occurs. **NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE TOTAL AMOUNT OF THE COMMISSION (A) SHALL NOT EXCEED THE CO-BROKER COMPENSATION, AND (B) SHALL BE SUBJECT TO LIMITATIONS ON TOTAL BROKER COMPENSATION IMPOSED BY PURCHASER'S LENDER AND/OR APPLICABLE LAW (IF ANY).** The Commission must be paid at Closing and must be shown on the closing disclosure.

4. **Bonus Commission**. The subsection checked below shall apply:

○ No bonus commission shall be due or paid.

OR

◉ Subject in all respects to the terms of Section 3 hereof, if Closing occurs on or before **11/26/2025**, then, at Closing, the Co-Broker shall be paid an additional, bonus commission in the amount specified in the sub-subsection checked below:

☑ **$5,000.00**

OR

☐ __**%** of the Purchase Price stated in Section 2 of the Agreement as of the Effective Date.

5. **Incentive Payment Certification**. **Co-Broker hereby acknowledges and certifies that it** (*check a or b*):

a. ◉ **WILL NOT pay to Purchaser all or any part of the Commission or any other monies prior to or at Closing.** Co-Broker acknowledges and agrees that no payment by Co-Broker or any other party of any portion of the Commission or any other monies will be made directly to, or indirectly on behalf of, Purchaser or any other interested and/or related party, and that no part of the Commission will be used to pay Purchaser's costs associated with the purchase and sale of the Property. In the event that Co-Broker decides at a later date to make any Incentive Payment (hereinafter defined) to Purchaser, Co-Broker agrees to execute an amendment to the Agreement to disclose the terms of such Incentive Payment in order to create transparency with regard to how such Incentive Payment applies to the purchase and sale of the above-referenced Property.

OR

b. ○ **WILL pay to Purchaser the amount of $ as an incentive to Purchaser and close on the Property (such payment being referred to hereinafter as the "Incentive Payment") at Closing**. Pursuant to a separate agreement between Co-Broker and Purchaser, Co-Broker has agreed to pay the Incentive Payment to Purchaser prior to or at the Closing.

i. Co-Broker certifies that the Incentive Payment will be paid to Purchaser prior to or at Closing and shown on the Closing Disclosure.

ii. Co-Broker hereby certifies that under no circumstances will any Incentive Payment be made to Purchaser after the Closing.

iii. Purchaser acknowledges that, if Purchaser plans to obtain financing, Purchaser's lender may treat the Incentive Payment as a "sales concession" and that such treatment may affect the loan-to-value ratio for financing purposes, requiring additional funds to be brought to Closing by Purchaser.

iv. Purchaser and Co-Broker acknowledge and agree that the Incentive Payment is solely between Co-Broker and Purchaser, and Seller has no liability or obligation to Purchaser with respect to payment of any portion of the Incentive Payment. Purchaser is solely responsible for complying with any requirements of the agreement between Co-Broker and Purchaser in order to qualify for payment of the Incentive Payment. Purchaser hereby fully waives and releases Seller from any and all claims Purchaser may have against Seller arising from or relating to the Incentive Payment or payment of same.

6. **Seller Reliance.** Co-Broker and Purchaser acknowledge that Seller is relying on the representations, warranties and certifications of Co-Broker and Purchaser, as applicable, set forth in this Addendum, including, without limitation, the representations, warranties and certifications set forth in Section 1 and Section 5 hereinabove (as verification of whether any Incentive Payment is to be paid to Purchaser).

7. **Authority.** The undersigned Sales Agent (or any other person signing on behalf of Co-Broker) represents and warrants that he or she has the requisite authority to bind Co-Broker, including the above-named Real Estate Broker and Real Estate Agency, as to all matters addressed in this Addendum and to modify any existing commission agreement with respect to the Agreement and under which Co-Broker may be entitled to receive a commission.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)
Oct 23, 2025

Buyer: Arrived Fund Manager, LLC Date

CO-BROKER:

Susanne Flynn (Oct 23, 2025 17:31:22 CDT)
Oct 23, 2025

Broker Agent: Susanne Flynn Date

For Internal Purposes Only
SELLER SALES REP:

Shan D Hill
Shan D Hill (Oct 23, 2025 17:34:54 CDT)
Oct 23, 2025

Sales Rep: Shan Dunn Hill Date

D·R·HORTON®
America's Builder

ADDENDUM 6
SPECIAL STIPULATIONS

This ADDENDUM is attached to and made a part of that Home Purchase Agreement (the "Agreement") by and between **D.R. Horton, Inc. – Birmingham, an Alabama corporation**, as Seller, and **Arrived Fund Manager, LLC**, as Purchaser (the "Agreement") regarding that certain parcel of real estate located in **TUSCALOOSA** County, **AL**, briefly described as Lot **52**, **Magnolia Hills** Subdivision and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows:

- Seller to provide the following items at NO COST and NO VALUE to purchaser: Blinds, Gutters, Fridge, Washer/Dryer
- Purchaser has been informed of the following: garage walls or ceilings are NOT painted.
- Purchasers is responsible for verifying school system.
- Purchaser is aware that there are at least three occasions when they must be available before 5pm on a weekday for walks throughs and closing.
- Purchaser to pay their prorated portion of Home Owners Association Dues and/or assessments if applicable.
- The closing attorney will be DHI Title of Alabama, Inc at 2188 Parkway Lake Drive, Suite 100 Hoover, Al 35244. The abstract title insurance research and title binder will be provided by DHI Title.

- Purchaser has been thoroughly informed on EXCUSED DELAYS in section 27 of the Purchase Agreement.
- Purchaser acknowledges and agrees that Seller shall have no obligation to adjust the Purchase Price if Purchaser is unable to obtain an appraisal of the Property equal to or exceeding the Purchase Price. In the event the Purchaser's appraisal sets a value on the Property that does not equal or exceed the Purchase Price, Purchaser agrees to pay the difference between the appraisal value and the Purchase Price at closing. In the event that Purchaser does not agree to pay the shortfall between the appraisal value and the Purchase Price, Seller may terminate the Agreement and return the Earnest Money to Purchaser.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

PURCHASER:		**SELLER:** **D.R. Horton, Inc. – Birmingham, an Alabama corporation**	
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)	Oct 23, 2025	Emily N. McCann Emily N. McCann (Oct 28, 2025 15:04:10 CDT)	Oct 28, 2025
Buyer: Arrived Fund Manager, LLC	Date	Emily N. McCann Asst. Secretary	Date

D·R·HORTON America's Builder

ADDENDUM 7
REAL ESTATE CERTIFICATION

PURCHASER:

Arrived Fund Manager, LLC
1 West Mountain Street
Fayetteville, Arkansas 72701

SELLER:
D.R. Horton, Inc. – Birmingham, an Alabama corporation
2188 Parkway Lake Drive
Hoover, AL 35244

DATE: October 23, 2025

This Real Estate Certification ("**Certification**") is attached to and forms a part of the Home Purchase Agreement ("**Agreement**"), executed between Purchaser and Seller for the Property described in the Agreement. Any capitalized terms not otherwise defined herein shall have the meanings as set forth in the Agreement.

Purchaser, Seller and Co-Broker hereby certify that:

1. The terms, conditions, representations and warranties contained in the Agreement are true, to the best of their knowledge and belief; and

2. Any other agreement entered into by any parties in connection with the subject real estate transaction is part of, or attached to, the Agreement.

PURCHASER

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)   Oct 23, 2025

Buyer: Arrived Fund Manager, LLC   Date

SELLER:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

Emily N. McCann
Emily N. McCann (Oct 28, 2025 15:04:10 CDT)   Oct 28, 2025
Emily N. McCann
Asst. Secretary   Date

BROKER:

Susanne Flynn (Oct 23, 2025 17:31:22 CDT)   Oct 23, 2025

Broker Agent: Susanne Flynn   Date

THIS IS PROVIDED FOR INFORMATION PURPOSES. THIS IS NOT A CONTRACT.

REAL ESTATE BROKERAGE SERVICES DISCLOSURE

Alabama law requires you, the consumer, to be informed about the types of services that real estate licensees may perform. The purpose of this disclosure is to give you a summary of these services.

A **SINGLE AGENT** is a licensee who represents only one party in a sale. That is, a single agent represents his or her client. The client may be the seller or the buyer. The licensee when acting as an agent must represent the best interests of the client by placing the interests of the client ahead of the interests of any other party. In a real estate transaction, when a real estate licensee is employed as an agent, the licensee is obligated to advise and advocate for the best interests of his or her client. A single agent must be loyal and faithful to the client.

When two or more licensees under the same qualifying broker are in separate agency agreements with a different party in the same transaction, the qualifying broker can designate those licensees as single agents as to the licensee's client. The designation must be in writing and done as soon as reasonably possible. A designated single agent is not a dual agent, and neither the qualifying broker, the designated single agent, nor any other licensee involved in the transaction shall be assumed to have knowledge to any other party with whom the licensee has not entered an agency agreement.

A **DUAL AGENT** is a licensee, who is an individual, acting as an agent for both the buyer and the seller. This may only be done with the written, informed consent of all parties. This type of agent must also be loyal and faithful to each client, except where the duties owed to the clients' conflict with one another.

A **TRANSACTION FACILITATOR** assists one or more parties, who are customers, in a sale. Transaction facilitator describes a brokerage arrangement whereby the real estate licensee assists one or more parties, who are customers, in a contemplated real estate transaction, without being the agent, fiduciary, or advocate of that party to the transaction. The transaction facilitator can act as an intermediary between buyers and sellers. A licensee can serve as a transaction facilitator to a single party or to both the buyer and seller. A licensee can also represent one party as an agent and serve as a transaction facilitator for the other party in the transaction. In the absence of an agency agreement, a licensee is presumed to be acting as a transaction facilitator for any otherwise unrepresented party to whom the licensee is providing services.

Alabama law imposes the following obligations on all real estate licensees to all parties in a real estate transaction:

1. To provide services honestly and in good faith;
2. To exercise reasonable care and skill;
3. To keep confidential any information gained in confidence, unless disclosure is required by law or duty to a client, the information becomes public knowledge, or disclosure is authorized in writing;
4. To present all written offers in a timely and truthful manner when assisting a party in the negotiation of a real estate transaction; and
5. To act on behalf of the licensee or his or her immediate family, or on behalf of any other individual, organization, or business entity in which the licensee has personal interest only with a timely written disclosure of this interest to all parties to the transaction.

ALABAMA REAL ESTATE

COMMISSION

EMPOWER, CONNECT, AND EDUCATE

Further, even if you are working with a licensee who is not your agent, there are many things the licensee may do to assist you.

Some examples are:

1. Provide information about properties;
2. Show properties;
3. Assist in making a written offer; or
4. Provide information on financing.

You may choose which type of service you want from a licensee and sign a brokerage service agreement. If you do not sign an agreement, by law the licensee working with you is a transaction facilitator. A written agreement is required by law prior to a licensee listing a property on your behalf or submitting an offer on your behalf for compensation.

The licensee's broker is required by law to have on file an agency disclosure office policy describing the company's brokerage services and general information on how the company and licensee are compensated for the brokerage services. That agency disclosure office policy is required, in addition to this form, to be provided to you prior to the licensee providing you any brokerage services. You should feel free to ask any questions you have.

The Alabama Real Estate Commission requires the real estate licensee to sign, date, and provide you a copy of this form. Your signature is not required by law or rule, but it would be appreciated.

Shan Dunn Hill
Name of Licensee

Shan D Hill
Shan D Hill (Oct 23, 2025 17:34:54 CDT) Oct 23, 2025

Sales Rep: Shan Dunn Hill Date

Licensee's Signature

Arrived Fund Manager, LLC
Name of Consumer

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT) Oct 23, 2025

Buyer: Arrived Fund Manager, LLC Date

Consumer's Signature (Acknowledgement for Receipt Purposes Only)

FHA REAL ESTATE CERTIFICATION

This certification is attached to and made part of that certain Home Purchase Agreement (the "Agreement") by and between D.R. Horton, Inc. – Birmingham, an Alabama corporation, as Seller, and Arrived Fund Manager, LLC, as Purchaser, for the purchase and sale of Lot 1052, Block/Phase , Magnolia Hills Subdivision in TUSCALOOSA, AL. Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Agreement.

Purchaser, Seller, and Co-Broker hereby certify that (1) the terms and conditions of the Agreement are true to the best of their knowledge and belief, and (2) any other agreement entered into by any of these parties in connection with this real estate transaction is part of, or attached to, the Agreement.

PURCHASER:

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)
Buyer: Arrived Fund Manager, LLC

Oct 23, 2025
Date

SELLER:

D.R. Horton, Inc. – Birmingham, an Alabama corporation

Emily N. McCann
Emily N. McCann (Oct 28, 2025 15:04:10 CDT)
Emily N. McCann
Asst. Secretary

Oct 28, 2025
Date

CO-BROKER:

Susanne Flynn (Oct 23, 2025 17:31:22 CDT)
Broker Agent: Susanne Flynn

Oct 23, 2025
Date

GENERAL INCENTIVE ADDENDUM

This General Incentive Addendum ("Addendum") is attached to and made a part of that Home Purchase Agreement between D.R. Horton, Inc. – Birmingham, an Alabama corporation, as Seller, and **Arrived Fund Manager, LLC**, as Purchaser, of even date herewith (the "Agreement"), regarding that parcel of real estate located in **TUSCALOOSA** County, **AL**, briefly described as Lot **1052**, **Magnolia Hills** Subdivision, and, together with all improvements thereon an rights and privileges appurtenant thereto, referred to in the Agreement as the "Property." Seller and Purchaser also agree as follows:

1. This Addendum, together with the Agreement and all addenda and amendments thereto, constitutes the entire agreement between Seller and Purchaser with regard to any cost incentives, allowances, adjustments, credits, discounts, rebates, or other builder concessions of any kind or amount (collectively, "**Incentives**") made, or to be made, by Seller in connection with the sale of the Property to Purchaser under the Agreement, and there are no agreements regarding such Incentives, whether written or unwritten, expressed or implied, between the parties except as set forth in this Addendum and the Agreement. This Addendum replaces and supersedes any previous General Incentive Addendum that details incentives granted to Purchaser for purchase of the Property.

2. In addition to any incentives Seller may offer in conjunction with Purchaser's use of a preferred lender, Seller hereby offers the following incentives to Purchaser upon successful close of this transaction. **The offer of these incentives is not conditioned on the Purchaser's use of any particular lender or settlement agent.**

   a. ***Options Incentive***. Purchaser shall be entitled to an incentive in the amount of up to _______ which amount may be applied by Purchaser as a credit to the costs owed to the Seller for any optional features, material upgrades, landscape improvements, or decorator items selected by Purchaser and included in the Purchase Price of the Property as set forth in the Agreement and as permitted by Seller pursuant to Addendum 2. No portion of this amount may be disbursed to Purchaser in cash or applied towards the base purchase price of the House.

   b. ***Finance Incentive***. Purchaser shall be entitled to an incentive in the amount of up to $**3000**, which amount is to be applied towards Purchaser's payment of the closing costs incurred and payable by Purchaser at Closing. Such incentive shall be applied first to the following fees / costs to the extent applicable and in the following order: Temporary Buydowns (if applicable), Origination Charge, Origination Fee, Processing Fee, Upfront Unfinanced Mortgage Insurance (Conventional Financing Only), and Discount Points (if applicable). If not fully utilized, any remaining finance incentive may be applied towards other usual and customary closing costs charged to Purchaser by other settlement service providers and towards the payment of HOA dues and prepaid taxes and insurance as allowable by the Purchaser's lender. No portion of this amount may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to the Purchaser. Any unused amount of the incentive described in this Section 2(b) **may not** be applied or added to the Options Incentive described in Section 2(a) above.

THE UNDERSIGNED ACKNOWLEDGE THAT EACH OF THEM HAS READ THIS GENERAL INCENTIVE AND CONCESSIONS ADDENDUM TO THE AGREEMENT AND AGREE TO THE TERMS, CONDITIONS AND LIMITATIONS CONTAINED HEREIN.

PURCHASER(S):		**SELLER:**	
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)	Oct 23, 2025	**D.R. Horton, Inc. – Birmingham, an Alabama corporation** Emily N. McCann Emily N. McCann (Oct 28, 2025 15:04:10 CDT) Emily N. McCann Asst. Secretary	Oct 28, 2025
Buyer: Arrived Fund Manager, LLC	Date		Date

LIABILITY INSURANCE DISCLOSURE

This Addendum is attached to and made a part of that Home Purchase Agreement (the "Agreement") between **Arrived Fund Manager, LLC**, as Purchaser, and **D.R. Horton, Inc. – Birmingham, an Alabama corporation**, as Seller, regarding that parcel of land located in TUSCALOOSA County, Alabama, briefly described as Lot 1052 of Subdivision and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows:

1. Seller's Liability Insurance. Seller hereby discloses to Purchaser that Seller has obtained and is currently maintaining liability insurance.

2. Witness Selection. The signatures of Seller and Purchaser below have been witnessed. Purchaser acknowledges and agrees that the witness(es) to Purchaser's signature(s) was/were selected by Purchaser.

3. Multiple Counterparts. This Addendum may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

Witness: Susanne Flynn (Oct 23, 2025 17:31:22 CDT) — Oct 23, 2025 **Broker Agent:** Susanne Flynn — Date **Witness:** Susanne Flynn (Oct 23, 2025 17:31:22 CDT) — Oct 23, 2025 **Broker Agent:** Susanne Flynn — Date	**Purchaser:** ______________________ Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT) — Oct 23, 2025 **Buyer:** Arrived Fund Manager, LLC — Date
Witness: Shan D Hill Shan D Hill (Oct 23, 2025 17:34:54 CDT) — Oct 23, 2025 **Sales Rep:** Shan Dunn Hill — Date	**Seller:** **D.R. Horton, Inc. – Birmingham, an Alabama corporation** Emily N. McCann Emily N. McCann (Oct 28, 2025 15:04:10 CDT) — Oct 28, 2025 Emily N. McCann — Date Asst. Secretary

Notice of Collection and Sharing of Personal Information

This Notice of Collection and Sharing of Personal Information describes the Personal Information we collect, how we use it, and with whom we share it. Personal Information is any information from or about an identified or identifiable person and does not include aggregate or anonymous information. We collect Personal Information from our customers, prospective customers, and vendors. You can learn more about privacy, how we protect your Personal Information and your privacy choices in our Privacy Policy, available at www.drhorton.com/privacy-policy.

Personal Information We Receive and How We Use It:

When you interact with us, such as by purchasing a home, we collect the following Personal Information and use it for the following purposes:

- **Contact Information**: We collect contact information such as your name, address, email address, and phone number. We use this Personal Information to: (1) complete transactions into which you have entered, such as completing your home sale, installing equipment or fulfilling the terms of your home warranty; (2) communicate with you, or permit third parties to communicate with you, including about products and services that may be of interest to you; (3) improve our products and services; and (4) comply with applicable law. At times, we may share this Personal Information with our third-party service providers, affiliates, or other third parties to fulfill these purposes.
- **Legally Protected Characteristics and Sensitive Personal Information**: Depending on the nature of our interaction with you, we may collect certain Personal Information related to legally protected characteristics, such as your age or disability. We maintain this information to comply with certain legal obligations or complete transactions you have requested. Some of this information also may be considered sensitive Personal Information under applicable law. We use sensitive Personal Information only to comply with certain legal obligations or complete transactions you have requested. At times, we may share this Personal Information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.
- **Professional, Educational or Employment-Related Information**: We may collect certain professional, educational or employment-related information about you, as part of our transactions with you. We only use this information for the specific purposes described when it is collected or as required by law. At times, we may share this information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.

Your Privacy Choices:

Depending on where you live, your privacy choices may include the rights to request that we do not sell or share your Personal Information, do not use your Personal Information for targeted advertising, delete your Personal Information, correct your Personal Information, access certain Personal Information, and obtain your Personal Information in a portable format. For more information on your privacy choices and how to exercise them, please visit https://www.drhorton.com/your-privacy-choices.

Retention of Personal Information:

We retain Personal Information for as long as it is reasonably needed to fulfill the above-mentioned purposes and will not further process the data in a way that is incompatible with these purposes.

BUYER(S):

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)

Oct 23, 2025

Buyer: Arrived Fund Manager, LLC   Date

NOTICE OF SELLER'S BUSINESS AFFILIATIONS

TO:	Arrived Fund Manager, LLC [Homebuyer(s)]	**PROPERTY:**	3814 MAGNOLIA HILLS DR, NORTHPORT, AL 35473
FROM:	D.R. Horton, Inc. – Birmingham, an Alabama corporation [Seller]	**DATE:**	October 23, 2025

This is to give you notice that D.R. Horton, Inc-Birmingham has a business relationship with:

DHI MORTGAGE COMPANY, LTD. 2188 Parkway Lake Dr., Ste.100 Hoover, AL 35244	**DHI TITLE OF ALABAMA, INC.** 2188 Parkway Lake Dr., Ste.101 Hoover, AL 35244	**D.R. HORTON INSURANCE AGENCY, INC.** 1341 Horton Circle Arlington, TX 76011
	DHI TITLE INSURANCE COMPANY 10700 PECAN PARK BLVD. SUITE 125 AUSTIN, TX 78750	

The nature of this business relationship is that these companies are corporate affiliates, each being wholly or partially owned by, or by a subsidiary of, the same parent corporation. Because of this relationship, this referral may provide D.R. Horton - Birmingham, Inc. a financial or other benefit.

Set forth below is the estimated charge or range of charges by DHI Mortgage Company, Ltd. and DHI Title of Alabama, Inc. You are **NOT** required to use this company as a condition of your purchase of the Property from D.R. Horton, Inc.-Birmingham or as a condition of your application for, or settlement of, a mortgage loan on the Property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

DHI MORTGAGE COMPANY, LTD.		**DHI TITLE OF ALABAMA, INC. AND DHI TITLE INSURANCE COMPANY***	
Service	**Charge or Range**	**Service**	**Charge or Range**
Loan Origination Charge:	0% of Loan Amount plus $1,250.00	Title Services:	$625.00 - $1,100.00
An additional 1% of the Loan Amount may apply for certain Affordable Housing Loan Programs		Simultaneous Lender's Title Insurance:	$75.00
		Owner's Title Insurance:	$850.00 - $1,150.00
		Title – CPL Fee	$25.00

DHI Title of Alabama, Inc. charge estimates are based on an average home price of $300,000. Title insurance based on the title insurer's schedule of premium rates filed with the Commissioner of the Alabama Department of Insurance. Adjustments to Sales Price, Loan Amount and Lender requirements will impact the cost of your title insurance. Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd. * DHI Title of Alabama, Inc. provides closing services and title insurance services through several underwriters of title insurance policies, one of which is DHI Title Insurance Company.

Mortgage fees may vary depending upon whether the loan is originated or broker by DHI Mortgage Company, Ltd.

NOTE: A Loan Estimate of all settlement charges will be provided to you at or within three business days after loan application. You may be entitled to additional builder discounts/credits paid by the seller to purchase multiple settlement services as set forth in the Builder's Incentive and Concessions Addendum to your purchase contract.

D. R. HORTON INSURANCE AGENCY, INC.
D.R. HORTON INSURANCE AGENCY, INC. is a licensed insurance agent that offers policies of property insurance as agent for one or more insurance companies qualified to transact insurance business in the State of Alabama. You will be provided a separate proposal or quote of the terms and conditions of any policy of insurance offered by D.R. HORTON INSURANCE AGENCY, INC. in which you express an interest. For comparison purposes, the cost for a hazard insurance policy for a home valued at $300,000 with commonly selected coverage items and deductibles would range between: $487 and $2,907 per annum. The specific premium depends on various factors, including but not limited to, the value of the home, the location of the home, deductibles selected, and the amount of coverage selected. The quote will set out the estimated premium and other charges, or range of charges, by D.R. HORTON INSURANCE AGENCY, INC. for its insurance products or services.

ACKNOWLEDGMENT:

I/we have read this disclosure form and understand that **D.R. HORTON, INC.-BIRMINGHAM** referring me/us to purchase the above-described settlement services from **DHI MORTGAGE COMPANY, LTD., DHI TITLE OF ALABAMA, INC.,** and **D.R. Horton Insurance Agency, Inc.,** and may receive a financial or other benefit as the result of this referral.

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns   Oct 23, 2025

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)

Buyer: Arrived Fund Manager, LLC   Date

D.R. Horton Smart Home Disclosure

Congratulations on your new D.R. Horton Smart Home! Your new home is equipped with technology that includes some or all of the following Internet-connected devices: a programmable thermostat; a door lock; a light switch; a touchscreen smart home control device; home security devices such as door and window contacts and motion detectors; a video doorbell; a garage door opener; and a smart speaker (collectively, "**Smart Home Technology**"), all of which are integrated by an automation platform hosted by Alarm.com. Other Smart Home Technology features may be offered for an additional charge. See your D.R. Horton sales representative for complete details on the Smart Home Technology included in your home.

Some or all of the Smart Home Technology may be installed *after closing*, by a third-party installer or manufacturer ("**Provider**"). At that time, the Provider may activate certain components of the Smart Home Technology, provide training to you on how to use the Smart Home Technology, and provide information to you regarding additional services or products available for purchase.

The Alarm.com home automation-only application (the "**App**") is included at no charge to you for 36 months following the close of escrow on your home. Thereafter, the App may be purchased directly from the Provider for a monthly fee or, if you have contracted with the Provider for security monitoring services, the App is included with such security-monitoring services.

In order to install and activate the Smart Home Technology and to provide you with training on how to use the Smart Home Technology and information regarding additional services or products available for purchase, D.R. Horton will provide your contact information to the Provider so the Provider can get in touch with you via telephone, email or U.S. mail to schedule an appointment. For the Smart Home Technology to work, you must obtain and pay for your own Internet service, and you may need to purchase compatible devices and maintain accounts with third parties for the services. The Provider will discuss these requirements with you prior to the appointment to ensure the installation and activation goes smoothly. D.R. Horton may receive compensation from the Provider if you purchase additional services or products from the Provider.

IMPORTANT INSTALLATION DEADLINE: You have *120 days* from the date you close escrow on your home (the "**Deadline**") to schedule an appointment with the Provider. If you schedule an appointment with the Provider after the Deadline, you will be required to pay the Provider's then-current labor and equipment costs to install and activate certain components of the Smart Home Technology and to train you on how to use the Smart Home Technology.

PRIVACY DISCLOSURE: In connection with your purchase of a home from D.R. Horton, we will collect certain personal information from you. To learn more about the categories of personal information we collect, and how we may use or share that personal information, please view our Privacy Policy on our website at www.drhorton.com, as it may change from time to time.

COLLECTION OF INFORMATION BY DEVICES: The Smart Home Technology may collect information about you and your use of the device. This information is collected, used and analyzed by the third-party providers of the devices and the Alarm.com automation platform. Use of such information is governed by the terms, conditions, policies and practices of such third-party providers only. D.R. Horton recommends that you carefully review your agreements with, and other terms and conditions published by, these third-party providers, as well as additional information about the Smart Home Technology by visiting www.drhorton.com/smart-home. D.R. Horton does not collect any information from these devices about you or your use of the devices.

I acknowledge and agree that D.R. Horton does not make any representations or warranties that any or all of the Smart Home Technology is secure, will meet any of my needs or will provide any level of physical or cyber security for my home or otherwise – even if the Smart Home Technology is working as intended.

Cell Phone #: 6153640948 Work Phone #: Home Phone #:

Email Address (primary): acquisitions@arrived.com Email Address (secondary):

My New Home – Address /Direct Mail: 3814 MAGNOLIA HILLS DR, NORTHPORT, AL 35473
Community/Subdivision Name:

Projected Closing Date: 11/19/2025

BUYER(S):

Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (Oct 23, 2025 15:44:27 PDT)

Oct 23, 2025

Buyer: Arrived Fund Manager, LLC Date

Purchase Agreement for Property at 3814 MAGNOLIA HILLS DR, NORTHPORT, AL

Final Audit Report 2025-10-28

Created:	2025-10-23
By:	D.R. Horton [redacted]
Status:	Signed
Transaction ID:	CBJCHBCAABAAn1b6r1ldr78t7Ap_0RjXQ2RM_jByKgPL
Number of Documents:	1
Document page count:	31
Number of supporting files:	0
Supporting files page count:	0

"Purchase Agreement for Property at 3814 MAGNOLIA HILLS DR, NORTHPORT, AL" History

- Document created by D.R. Horton [redacted]
  2025-10-23 - 10:29:37 PM GMT

- Document emailed to Shan D Hill [redacted] for signature
  2025-10-23 - 10:29:45 PM GMT

- Document emailed to Arrived Fund Manager, LLC (acquisitions@arrived.com) for signature
  2025-10-23 - 10:29:46 PM GMT

- Document emailed to Susanne Flynn [redacted] for signature
  2025-10-23 - 10:29:46 PM GMT

- Document emailed to Any Signer [redacted] for signature
  2025-10-23 - 10:29:46 PM GMT

- Email viewed by Any Signer [redacted]
  2025-10-23 - 10:29:56 PM GMT

- Agreement viewed by Any Signer [redacted]
  2025-10-23 - 10:29:57 PM GMT

- Email viewed by Shan D Hill [redacted]
  2025-10-23 - 10:29:58 PM GMT

Agreement viewed by Shan D Hill [redacted]
2025-10-23 - 10:29:59 PM GMT

Email viewed by Susanne Flynn [redacted]
2025-10-23 - 10:30:09 PM GMT

Agreement viewed by Susanne Flynn [redacted]
2025-10-23 - 10:30:10 PM GMT

Document e-signed by Susanne Flynn [redacted]
Signature Date: 2025-10-23 - 10:31:22 PM GMT - Time Source: server

Document e-signed by Shan D Hill [redacted]
Signing Link is created by D.R. Horton [redacted]
Signature Date: 2025-10-23 - 10:34:54 PM GMT - Time Source: server

Email viewed by Arrived Fund Manager, LLC (acquisitions@arrived.com)
2025-10-23 - 10:42:45 PM GMT

Agreement viewed by Arrived Fund Manager, LLC (acquisitions@arrived.com)
2025-10-23 - 10:42:46 PM GMT

Signer Arrived Fund Manager, LLC (acquisitions@arrived.com) entered name at signing as Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns
2025-10-23 - 10:44:25 PM GMT

Document e-signed by Jeff Talbert on behalf of Arrived Fund Manager, LLC and/or assigns (acquisitions@arrived.com)
Signature Date: 2025-10-23 - 10:44:27 PM GMT - Time Source: server

D.R. Horton [redacted] replaced signer Any Signer [redacted] with Emily McCann [redacted]
2025-10-28 - 8:02:52 PM GMT

Document emailed to Emily McCann [redacted] for signature
2025-10-28 - 8:02:53 PM GMT

Agreement viewed by Emily McCann [redacted]
Agreement hosted by D.R. Horton [redacted]
2025-10-28 - 8:02:58 PM GMT

Signer Emily McCann [redacted] entered name at signing as Emily N. McCann
2025-10-28 - 8:04:08 PM GMT

Document e-signed by Emily N. McCann [redacted]
Signing Link is created by D.R. Horton [redacted]
Signature Date: 2025-10-28 - 8:04:12 PM GMT - Time Source: server

Agreement completed.

2025-10-28 - 8:04:12 PM GMT